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                                                                     EXHIBIT 3.1




    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/21/1993
   713202012 - 2344594

                    CERTIFICATE OF LIMITED PARTNERSHIP OF
                     ORBCOMM DEVELOPMENT PARTNERS, L.P.

         This Certificate of Limited Partnership of ORBCOMM Development Partners, L.P. (the "Partnership"), dated as of June 30, 1993, has been duly executed and is being filed by the undersigned for the purposes of forming a limited partnership under Section 17-101 through 17-1109 of Chapter 17, Title 6 of the Code of the State of Delaware.


                                     I.

                                    Name

         The name of the Partnership is ORBCOMM Development Partners, L.P.


                                     II.

                    Registered Office and Registered Agent

         The registered office of the partnership in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Partnership at that address is Corporation Service Company.

                                    III.

                    Name and Address of General Partners

         The name and mailing address of the general partners of the Partnership are:

                 Orbital Communications Corporation
                 21700 Atlantic Boulevard
                 Dulles, Virginia 20166

                 Teleglobe Mobile Partners
                 1000 rue de La Gauchetiere ouest
                 Montreal, Quebec H3B 4X5
                 Canada
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         IN WITNESS WHEREOF, each of the undersigned general partners has duly executed this instrument as of the date first written above.

                                           ORBITAL COMMUNICATIONS CORPORATION



                                           By: /s/ ALAN L. PARKER
                                              ----------------------------------
                                                   Alan L. Parker, President




                                           TELEGLOBE MOBILE PARTNERS

                                           By: Teleglobe Mobile Investment Inc.,
                                                   its Managing Partner



                                               By: /s/ GUTHRIE J. STEWART
                                                  ------------------------------
                                                   Guthrie J. Stewart, Secretary





                                      -2-
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                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                    FILED 09:00 AM 09/19/1995
                                                       950213211 - 2344594


                            CERTIFICATE OF AMENDMENT

                                       OF

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       ORBCOMM DEVELOPMENT PARTNERS, L.P.


ORBCOMM DEVELOPMENT PARTNERS, L.P., a limited partnership organized and existing and by virtue of the Revised Uniform Partnership Act of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the partners of said partnership, at a meeting duly and convened and held, adopted the following Resolution:

         RESOLVED, that the name of the partnership be changed to "ORBCOMM GLOBAL, L.P."



                                       ORBCOMM GLOBAL, L.P.

                                       By: Orbital Communications Corporation,
                                           its general partner


                                       By: /s/ ALAN L. PARKER
                                          --------------------------------------
                                           Alan L. Parker, President